Exhibit 1.2

Colony Bankcorp, Inc.

EQUITY DISTRIBUTION AGREEMENT

Dated: November 3, 2025

EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Issuer Free Writing Prospectuses
Exhibit D	–	Compensation
Exhibit E	–	Form of Corporate Opinion of Company Corporate Counsel
Exhibit F	–	Form of Officers’ Certificate
Exhibit G	–	Form of Chief Financial Officer’s Certificate

i

Colony Bankcorp, Inc.

Up to $40,000,000

EQUITY DISTRIBUTION AGREEMENT

November 3, 2025

PIPER SANDLER & CO.

350 North 5th Street, Suite 1000

Minneapolis, Minnesota 55401

Ladies and Gentlemen:

Each of Colony Bankcorp, Inc., a Georgia corporation (the “Company”), and its wholly-owned subsidiary, Colony Bank, a Georgia-state chartered bank (the “Bank”), confirms its agreement (this “Agreement”) with Piper Sandler & Co. (the “Placement Agent”) on the terms and conditions provided herein.

Section 1.                    Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Placement Agent, acting as agent, up to $40,000,000 (the “Securities”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”); provided, however, that in no event shall the Company issue or sell through the Placement Agent such number or dollar amount of Securities that would exceed: (i) the number or dollar amount of shares of Common Stock registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, (ii) the number of authorized but unissued shares of Common Stock under the Company’s charter, (iii) the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (iv) the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus Supplement (as defined below). Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below) the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Placement Agent shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Placement Agent will be effected pursuant to the Registration Statement (as defined below) filed, or to be filed, by the Company with the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Securities.

The Company has filed, or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3, including a base prospectus, relating to, among other securities of the Company, the Common Stock, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Placement Agent, for use by the Placement Agent, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, or any substitute registration statement that may be filed to continue the registration of the Securities when it becomes effective, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); all references in this Agreement to any Issuer Free Writing Prospectus (as defined below) (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR.

Unless otherwise specified, a reference to a “rule” in this Agreement is to the indicated rule under the Securities Act.

Section 2.                    Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the Placement Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the maximum number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made by the Placement Agent, any limitation on the number of Securities that may be sold in any one Trading Day (as defined below) and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule) and shall be addressed to each of the individuals from the Placement Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Placement Agent wishes to accept such proposed terms included in the Placement Notice (which the Placement Agent may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Placement Agent will, prior to 8:30 a.m., Eastern Time, on the Business Day (as defined below) following the Business Day on which such Placement Notice is delivered to the Placement Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B setting forth such acceptance or, in the alternative, such other terms that the Placement Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Placement Agent until the Company delivers to the Placement Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Placement Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Placement Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities have been sold, (ii) the Company terminates the Placement Notice in writing (including via email) at any time and in its sole discretion, (iii) the Company issues a subsequent Placement Notice with parameters expressly superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 12, or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Placement Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit D. It is expressly acknowledged and agreed that neither the Company nor the Placement Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Placement Agent and either (i) the Placement Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

Section 3.                    Sale of Placement Securities by the Placement Agent.

Subject to the provisions of Section 6(a), the Placement Agent, for the period specified in the Placement Notice, will use commercially reasonable efforts consistent with their respective normal trading and sales practices and applicable state and federal laws to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, however, that any obligation of the Placement Agent to use such commercially reasonable efforts shall be subject to the continuing accuracy of the representations and warranties of the Company herein, the performance by the Company of its covenants and obligations hereunder and the continuing satisfaction of the additional conditions specified in Section 9 of this Agreement. The Placement Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which the Placement Agent has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the volume-weighted average price of the Placement Securities sold, the compensation payable by the Company to the Placement Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Placement Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Agent may sell Placement Securities by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the New York Stock Exchange (“NYSE”), on any other existing trading market for the Common Stock or to or through a market maker. If specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Agent may also sell Placement Securities by any other method permitted by law, including but not limited to privately negotiated transactions or block trades. Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, or during any period in which sales would violate Regulation M under the Exchange Act or any other applicable law or regulation, the Company and the Placement Agent agree that (i) no sale of Securities will take place, (ii) the Company shall not request the sale of any Securities, and (iii) the Placement Agent shall not be obligated to sell or offer to sell any Securities. For the purposes hereof, “Trading Day” means any day on which Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market.

Section 4.                    Suspension of Sales.

The Company or the Placement Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities for any reason and at any time; provided, however, that such suspension shall not affect or impair the other party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. The parties agree that no such notice under this Section 4 shall be effective against the other party unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

Notwithstanding any other provision of this Agreement, once the Registration Statement is declared effective by the Commission, during any period in which the Registration Statement is no longer effective under the Securities Act, (i) the Company shall promptly notify the Placement Agent, (ii) the Company shall not request the sale of any Placement Securities, and (iii) the Placement Agent shall not be obligated to sell or offer to sell any Placement Securities. Further, under no circumstances shall any Securities be sold pursuant to this Agreement after the date which is three years after the Registration Statement is first declared effective by the Commission.

Section 5.                    Representations and Warranties.

(a)                 Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Placement Agent as of the date hereof, each Representation Date (as defined below), each date on which a Placement Notice is given (each, a “Notice Date”), the time of each sale of any Securities pursuant to this Agreement (the “Applicable Time”), and each Settlement Date (as defined below), or in the case of representations and warranties that are made as of a specified date, as of such specified date, as follows:

(1)                Compliance with Securities Act Requirements. The Securities have been, or will be, duly registered under the Securities Act pursuant to the Registration Statement prior to the issuance of a Placement Notice pursuant to this Agreement. The Registration Statement has been, or will be, filed with the Commission and declared effective by the Commission under the Securities Act prior to the issuance of a Placement Notice pursuant to this Agreement, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act, including the documents incorporated by reference therein and including any information contained in a Prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Securities is herein called (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m., Eastern Time, on the date of determination of the public offering price for the Securities. No stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to such Registration Statement has been complied with.

At the respective times the Registration Statement becomes effective and as of the date hereof, the Registration Statement will comply and complies in all material respects with the requirements of the Securities Act, and the conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been complied with in all material respects and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with in all material respects, the requirements of Rule 415(a)(1)(x) under the Securities Act (including without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, and as of each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and each Settlement Date, as the case may be, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, at the time the Prospectus is issued and at each Applicable Time and Settlement Date, will comply in all material respects with the requirements of the Securities Act.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Placement Agent expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 10(a) hereof.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Placement Agent (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit C hereto, in each case, in the form furnished (electronically or otherwise) to the Placement Agent for use in connection with the offering of the Securities. The parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the offering of the Securities contemplated hereby is solely the property of the Company.

Each document incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply when filed in all material respects with the requirements of the Exchange Act.

(2)                Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company, as of its issue date and as of each Applicable Time and Settlement Date, has complied, complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time and Settlement Date, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Each Issuer Free Writing Prospectus, as supplemented by and taken together with the Prospectus, as of the Applicable Time and Settlement Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 10(a) hereof. Except for the Issuer Free Writing Prospectuses identified in Exhibit C hereto, the Company has not prepared, used or referred to, and will not, without the prior consent of the Placement Agent or upon advice of counsel that failure to do so could result in a violation of applicable securities laws, prepare, use or refer to, any free writing prospectus in connection with any Placement.

(3)                Ineligible Issuer Status. As of the determination date referenced in Rule 164(h) under the Securities Act and as of each Applicable Time, the Company was not, is not or will not be (as applicable) an “ineligible issuer” (as defined in Rule 405 under the Securities Act) in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act.

(4)                Distribution of Offering Material by the Company. Prior to the completion of any Placement, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Prospectus or any Issuer Free Writing Prospectuses identified on Exhibit C hereto.

(5)                The Securities. The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, will not have been issued in violation of or subject to any statutory or contractual preemptive rights, rights of first refusal or similar rights, and will be issued in compliance with federal and state securities laws.

(6)                No Applicable Registration or Similar Rights. Except as disclosed in the Registration Statement and the Prospectus, and except as previously waived or which are expired as of the date hereof, there are no persons with registration or other similar rights to have any equity or debt securities of the Company registered under the Securities Act for resale by such person. There are no contracts, agreements or understandings to require the Company to include any such securities in the securities proposed to be offered pursuant to this Agreement.

(7)                Listing. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and is listed on NYSE; the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(8)                Independent Accountants of the Company. Mauldin & Jenkins, LLC, who has certified certain financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its consolidated subsidiaries and has expressed its opinion with respect to the financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), and (ii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. With respect to the Company, Mauldin & Jenkins, LLC is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act and the related rules and regulations of the Commission.

(9)                Financial Statements of the Company. The financial statements, together with the related notes and supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position, results of operation, changes in shareholders’ equity and cash flows of the Company and its consolidated subsidiaries as of the dates indicated and for the periods specified. The financial statements of the Company and its consolidated subsidiaries have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The related notes and supporting schedules of the Company’s financial statements, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected historical financial data and the summary historical financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement, any preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus that constitute “non-GAAP financial measures” (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(10)             Critical Accounting Policies. The description of the Company’s critical accounting policies incorporated by reference in the Registration Statement and the Prospectus accurately describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions, and an explanation thereof.

(11)             Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus (other than for subsequent repurchases or for issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement and the Prospectus). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and have not been issued in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, and conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(12)             Company Not an Investment Company. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be, (i) an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) a “business development company” as such term is defined in Section 2(a)(48) of the Investment Company Act.

(13)             No Integration. The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

(14)             No Price Stabilization or Manipulation. Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or its subsidiaries, has taken, directly or indirectly, any action designed to or that might cause or result in, or which constitutes or could reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act.

(15)             No Reliance. The Company has not relied upon the Placement Agent or legal counsel for the Placement Agent for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(16)             Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(17)             Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required. Except as disclosed in the Registration Statement and the Prospectus, to the Company’s knowledge, no other party to any such contract or document has any intention not to render full performance as contemplated by the terms thereof.

(18)             Summaries of Legal Matters. The statements set forth or incorporated by reference, as applicable, in each of the Registration Statement and the Prospectus under the captions “Description of Capital Stock” and under the caption “Legal Proceedings” and “Certain Relationships and Related Transactions and Director Independence” in the Company’s most recent Annual Report on Form 10-K, insofar as they purport to describe legal matters or provisions of the laws and regulations or documents referred to therein, are accurate, complete and fair in all material respects.

(b)                Representations and Warranties of the Company and the Bank. Each of the Company and the Bank, jointly and severally, represents and warrants to, and agrees with, the Placement Agent as of the date hereof, each Representation Date, each Notice Date, each Applicable Time, and each Settlement Date, or in the case of representations and warranties that are made as of a specified date, as of such specified date, as follows:

(1)                Good Standing of the Company and the Bank. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Georgia, is duly registered as a bank holding company that has elected to operate as a financial holding company under the Bank Holding Company Act of 1956, as amended, and has all corporate power and authority necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (as defined below). The Bank has been duly organized and is validly existing as a state chartered commercial bank regulated by the Georgia Department of Banking and Finance (the “GDBF”) and the Federal Deposit Insurance Corporation (“FDIC”), is in good standing under the laws of the State of Georgia and its charter is in full force and effect; the Bank is duly licensed or qualified for transaction of business and in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business; the Bank has all corporate power and authority necessary to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus. All of the issued shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, result in a Material Adverse Effect. There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock or equity securities of the Bank. The Bank is the only depository institution subsidiary of the Company, and the Bank is a member in good standing of the Federal Home Loan Bank System. The Bank is “well capitalized” (as that term is defined at 12 C.F.R. 6.4(b)(1)) and neither the Company nor the Bank has been informed by any Bank Regulatory Authority that its status as “well-capitalized” will change within one year.

(2)                The Equity Distribution Agreement. Each of the Company and the Bank has all requisite corporate or similar power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and when duly executed and delivered by the Placement Agent, will constitute the valid and legally binding agreement of the Company and the Bank, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to, or affecting, the rights of creditors of corporations or commercial banks, including laws relating to conservatorship and receivership of insured depository institutions, and to general equity principles, and except as rights to indemnity or contribution, including but not limited to, indemnification and contribution provisions set forth in this Agreement, may be limited by federal or state securities law or the public policy underlying such laws.

(3)                No Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change or effect, or any development that would reasonably be expected to result in a material adverse change or effect, on or affecting (A) the condition, financial or otherwise, or the earnings, business, operations, properties, assets, liabilities, general affairs, management, financial position, shareholders’ equity, consolidated results of operations, or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, or (B) the ability of each of the Company and the Bank to perform its obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Prospectus (any such change being referred to herein as a “Material Adverse Effect”); (ii) the Company and its subsidiaries have not incurred any material liability or obligation, indirect, direct or contingent including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, tornadoes, accident, civil unrest or protest or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, or has entered into any material transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company (other than regular quarterly cash dividends on the Company’s common stock consistent with past practice) except for dividends paid to the Company or its subsidiaries by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(4)                No Finder’s Fee. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company or any of its affiliates or any of their respective direct or indirect subsidiaries, and any person that would give rise to a valid claim against the Company, such affiliate or the Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(5)                No Undisclosed Off-Balance Sheet Arrangements. Except as described in each of the Registration Statement and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or any other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity, or other persons (each, an “Off-Balance Sheet Transaction”), which have a material current, or could reasonably be expected to have a material future, effect on the Company’s consolidated financial condition, results of operations, liquidity, capital expenditures, capital position or resources, requirements for capital resources or significant components of revenues or expenses, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61).

(6)                Disclosure Controls and Procedures. The Company and its subsidiaries have established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities to allow timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter as required by Rule 13a-15 of the Exchange Act; and (iii) are effective in all material respects to perform the functions for which they were established.

(7)                Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company and each of its subsidiaries maintain a system of “internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission's rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been no (A) “significant deficiency” or “material weakness” (each as defined by the PCAOB) in the internal control over financial reporting (whether or not remediated) of the Company or any of its subsidiaries of which the Company or the Company’s Board of Directors is aware, (B) fraud, whether or not material, that involves management or other employees of the Company or its subsidiaries who have a significant role in the internal control over financial reporting of the Company or any of its subsidiaries, (C) change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting, or (D) material violation of or failure to comply in all material respects with United States federal securities laws.

(8)                Significant Subsidiaries. Each of the Company’s “significant subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, bank, partnership, limited liability company, statutory trust or other entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Each of the Company’s significant subsidiaries is duly qualified as a foreign corporation, partnership, limited liability company, statutory trust or other entity, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s significant subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (other than any corporations, associations or other entities that, in the aggregate, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X).

(9)                Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its significant subsidiaries (which includes the Bank), is in violation of its respective charters or bylaws, partnership agreement, operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its significant subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Company and the Bank, the issuance and sale of the Securities, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Registration Statement and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the respective charters or bylaws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any significant subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its significant subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its significant subsidiaries, except in the case of clauses (ii) and (iii) such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the execution, delivery and performance of this Agreement by the Company and the Bank and consummation of the transactions contemplated by the Registration Statement and the Prospectus, except such as have been obtained or made by the Company or the Bank, or received from any Regulatory Agency (as defined below), and are in full force and effect under the Securities Act and such as may be required under the securities laws of any state or non-U.S. jurisdiction or the rules of FINRA. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its significant subsidiaries.

(10)             Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(11)             No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of any Placement, or the performance by the Company of its obligations under this Agreement. No labor disputes with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, that would reasonably be expected to have a Material Adverse Effect.

(12)             Compliance with Labor Laws. Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could result in a Material Adverse Effect.

(13)             Absence of Enforcement Actions. Except as disclosed in the Registration Statement and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its subsidiaries is subject or is party to, or has received any written notice that any of them may become subject or party to, any suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement or that any such Regulatory Agreement is pending or threatened. As used herein, the term “Regulatory Agency” means any governmental entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state securities or banking authorities or agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(14)             Intellectual Property Rights. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its subsidiaries own or possess or have obtained valid and enforceable licenses for all inventions, patent applications, patents, trade and service marks (both registered and unregistered), trade names, service names, copyrights, licenses, trade secrets, domain names, technology, know-how and other intellectual property described in the Registration Statement or the Prospectus as being owned or licensed by any of them or which is necessary for the conduct of, or material to, any of their respective businesses as currently being conducted (collectively, the “Intellectual Property”). The Company is unaware of any claims to the contrary or any challenges by any other person to the rights of the Company or any of its subsidiaries with respect to the Intellectual Property which claims or challenges, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim or challenge; neither the Company nor any of its subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor any subsidiary has received notice of a claim by a third party to the contrary, in each case that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(15)             Necessary Permits. The Company and its subsidiaries possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently being conducted and as described in the Registration Statement or the Prospectus (“Permits”), except for such certificates, authorizations or permits which failure to obtain would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits (except for such violations or defaults that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has failed to file with or submit to any applicable Regulatory Agency any statement, report, information or form required by any applicable law, rule, regulation or order, except where the failure to be so in compliance with such filing requirement would not, individually or in the aggregate, have a Material Adverse Effect; all such filings and submissions were in compliance in all material respects with applicable laws, rules and regulations when filed; and no material deficiencies have been asserted by any Regulatory Agency with respect to any such filings or submissions.

(16)             Title to Properties. The Company and its significant subsidiaries have good and marketable title in fee simple to all of the real property and good and marketable title to all personal property and other assets reflected as owned in the consolidated financial statements referred to in Section 5(a)(14) above (or elsewhere in the Registration Statement or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects except (i) such liens, encumbrances and defects as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Bank, (ii) for any properties or assets the absence of good and marketable title to which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (iii) as otherwise disclosed in the Registration Statement or the Prospectus. The real property, improvements, equipment and personal property held under lease by the Company or any of its significant subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such significant subsidiary.

(17)             Tax Law Compliance. The Company and its subsidiaries have filed all federal, state and foreign income and franchise tax returns, information returns, and similar reports that are required to be filed or have properly requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected, individually or in the aggregate, to cause a Material Adverse Effect), and all such returns and reports are true, correct, and complete in all material respects. The Company and its subsidiaries have paid in full, or made appropriate reserves for, all taxes that are currently due and payable and, if due and payable, any assessment, fine or penalty with respect to taxes levied against any of them except as may be being contested in good faith and by appropriate proceedings or would not reasonably be expected, individually or in the aggregate, to cause a Material Adverse Effect. Neither the Company nor the Bank have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against the Company or the Bank, that would, in the aggregate, result in a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in its consolidated financial statements referred to in Section 5(a)(14) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(18)             Insurance. Each of the Company and its subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, tornadoes and earthquakes. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. The Company has no reason to believe that it or any of its subsidiaries will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not result in a Material Adverse Effect. There are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying any coverage or liability which it has sought or for which it has applied, or defending under a reservation of rights clause.

(19)             Compliance with Environmental Laws. Except as disclosed in the Registration Statement and the Prospectus, or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries has knowledge of any actual or alleged violation of any federal, state, local, regional, provincial, national or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, permits or other legal requirements, relating to pollution or protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws; and (v) neither the Company nor any of its subsidiaries anticipate material capital expenditures relating to Environmental Laws.

(20)             ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates for which the Company would have any liability that would reasonably be expected to have a Material Adverse Effect. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, in each case except as would not reasonably be expected to have a Material Adverse Effect. Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates for which the Company could have any liability that would reasonably be expected to have a Material Adverse Effect that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(21)             Related Person Transactions. There are no business relationships, direct or indirect, or related-person transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement or the Prospectus that have not been described as required.

(22)             Sarbanes-Oxley Act. The Company, its subsidiaries and the Company’s Board of Directors and officers are and have been in compliance with the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder in all material respects, in each case to the extent applicable.

(23)             Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director or officer, employee, agent, affiliate (as such term is defined in Rule 501(b) of the Securities Act) or other person associated with or acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries, (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(24)             Money Laundering Laws. The operations of the Company and its subsidiaries and, to the Company’s knowledge, affiliates of the Company, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding (including any inquiries or investigations) by or before any court or governmental or regulatory agency, authority or body, domestic or foreign, or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened or contemplated.

(25)             OFAC. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any directors or officers, employees, agents, or affiliates (as such term is defined in Rule 501(b) of the Securities Act) or other person acting on behalf of the Company or any of its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is: (A) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other applicable sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject or the target of Sanctions (including, without limitation, the Crimea region, Cuba, Iran, North Korea, Russia and Syria) (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (i) to fund or facilitate any activities of, or business with, any individual or entity that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any individual or entity that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(26)             Bank Regulatory Matters. Except as described in the Registration Statement and the Prospectus, the Company and each subsidiary has been and is in compliance in all material respects with all applicable laws, rules and regulations of (including, without limitation, all applicable regulations and orders of, or agreements with), the Board of Governors of the Federal Reserve System (“Federal Reserve”), the FDIC, the GDBF and all other federal and state bank regulatory authorities with jurisdiction over the Company or its subsidiaries (collectively, the “Bank Regulatory Authorities”), including, if and to the extent applicable, the Equal Credit Opportunity Act, the Fair Housing Act, the Fair Debt Collection Act, the Fair and Accurate Credit Transactions Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Electronic Fund Transfer Act, the Currency and Foreign Transactions Reporting Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act), the Servicemembers Civil Relief Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, Title V of the Gramm-Leach-Bliley Act (the “GLBA”), and all other applicable laws and regulations relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), lending, debt collection, real estate settlement procedures, adjustable rate mortgages disclosures or consumer credit (including, without limitation, the Consumer Credit Protection Act, the Truth in Lending Act, the Truth in Savings Act, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, and all applicable regulations under each of the foregoing) or with respect to the Flood Disaster Protection Act, except where failure to be so in compliance would not be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file with the Bank Regulatory Authorities and has paid all fees and assessments due and payable in connection therewith. The Bank (i) complies in all material respects with the Privacy Statements (as defined below) that apply to any given set of personal information collected by the Bank from Individuals (as defined below), (ii) complies in all material respects with all applicable federal, state, local and foreign laws and regulations regarding the collection, retention, use, transfer or disclosure of personal information, and (iii) takes reasonable measures as are customary in the business in which the Bank and its subsidiaries are engaged to protect and maintain the confidential nature of the personal information provided to the Bank by Individuals in accordance with the terms of the applicable Privacy Statements. To the Company’s knowledge, no material claim or controversy has arisen or been threatened regarding the Privacy Statements or the implementation thereof. As used herein, “Privacy Statements” means, collectively, any and all of the Bank’s privacy statements and policies published on websites or products or otherwise made available by the Bank regarding the collection, retention, use and distribution of the personal information of an individual, including, without limitation, from visitors or users of any websites or products of the Bank (“Individuals”).

(27)             Community Reinvestment Act. Neither the Company nor the Bank has any knowledge of any facts and circumstances, or has no reason to believe that any facts or circumstances exist, that would cause the Bank to be deemed not to be in material compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory.”

(28)             FDIC. The deposit accounts of the Bank are insured by the FDIC up to the legal maximum, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder when due (after giving effect to any applicable extensions), and no proceeding for the modification, termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(29)             IT Systems. (i) The Company is not aware of any security breach, attack, violation, outage, unauthorized use of or access to, or other compromise relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), except for those that have been remedied without material cost or liability or the duty to notify any other person; (ii) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other compromise to their IT Systems and Data, nor incidents under internal review or investigations relating to the same; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data, including “Personal Data” used in connection with their businesses, reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (as defined below); (iv) all information considered nonpublic personal information under the GLBA; and (v) any other piece of information relating to or being capable of being associated, directly or indirectly, with an identified or identifiable natural person or is otherwise considered personally identifiable information or personal data under the Privacy Laws (as defined below). The Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and internal policies relating to the privacy and security of IT Systems and Data, including Personal Data, and to the reasonable protection of such IT Systems and Data, including Personal Data, from unauthorized use, access, misappropriation or modification.

(30)             Compliance with Data Privacy Laws. The Company and its subsidiaries, are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation the CAN-SPAM Act, the Telephone Consumer Privacy Act, the GLBA, and all United States state laws concerning privacy, data security, breach response and/or data protection, each as amended from time to time (collectively, the “Privacy Laws”). Neither the Company nor any of its subsidiaries is subject to the California Consumer Privacy Act (“CCPA”) or the European General Data Protection Regulation (“GDPR”) and has not engaged in any activities that would cause it to be required to comply with the CCPA or the GDPR. To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company and its subsidiaries, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. Each of the Company and its subsidiaries further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(c)                 Certificates. Any certificate signed by any officer of the Company delivered to the Placement Agent or to counsel for the Placement Agent pursuant to the terms or provisions of this Agreement shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

Section 6.                    Sale and Delivery to the Placement Agent; Settlement.

(a)                 Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Placement Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Placement Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Placement Agent, for the period specified for sales by the Placement Agent in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of NYSE to sell such Placement Securities for and on behalf of the Company up to the amount specified, and otherwise in accordance with the terms of such Placement Notice; provided, however, that any obligation of the Placement Agent to use such commercially reasonable efforts shall be subject to the continuing accuracy of the representations and warranties of the Company and the Bank herein, the performance by each of the Company and the Bank of its covenants and obligations hereunder and the continuing satisfaction of the additional conditions specified in Section 9 of this Agreement. The Company acknowledges and agrees that (i) there can be no assurance that the Placement Agent will be successful in selling Placement Securities and (ii) the Placement Agent will not incur any liability or obligation to the Company or any other person or entity if the Placement Agent does not sell Placement Securities for any reason other than a failure by the Placement Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6.

(b)                Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur at 9:00 a.m. Eastern Time on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made, at such other time and date as the Placement Agent and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act (each, a “Settlement Date”) at the offices of the Placement Agent (at its address set forth in Section 13 below), or such other location as may be mutually acceptable. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Placement Agent at which such Placement Securities were sold, after deduction for (i) the Placement Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any other amounts due and payable by the Company to the Placement Agent hereunder pursuant to Section 8 hereof; provided such amounts are detailed and itemized in a written statement delivered to the Company at least one Business Day prior to the Settlement Date.

(c)                 Delivery of Placement Securities. On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Placement Agent’s or its designee’s account (provided the Placement Agent shall have given the Company written notice of such designee at least one Business Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Placement Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults on its obligation to deliver duly authorized Placement Securities on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Placement Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable), (ii) reimburse the Placement Agent for any losses incurred by the Placement Agent attributable, directly or indirectly, to such default by the Company or its transfer agent (if applicable) and (iii) pay to the Placement Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)                Market Transactions by Placement Agent. The Company acknowledges and agrees that the Placement Agent has informed the Company that the Placement Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect; provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent the Placement Agent may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity). The Company further acknowledges and agrees that, except as otherwise agreed in a Placement Notice (as amended by the corresponding Acceptance, if applicable), it shall not be deemed to have authorized or consented to any such purchases or sales by the Placement Agent.

Section 7.                    Covenants of the Company.

(a)                 The Company covenants with the Placement Agent as follows:

(1)                Registration Statement Amendment. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Placement Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Placement Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed with the Commission, other than documents incorporated by reference, and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) unless otherwise advised by the Company’s legal counsel, the Company will prepare and file with the Commission, promptly upon the Placement Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Placement Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Placement Agent (provided, however, that the failure of the Placement Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless (A) a copy thereof has been submitted to the Placement Agent within a reasonable period of time before the filing and the Placement Agent have not reasonably objected thereto (provided, however, that (x) the failure of the Placement Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agent’s right to rely on the representations and warranties made by the Company in this Agreement, or (y) the Company has no obligation to provide the Placement Agent any advance copy of such filing or to provide the Placement Agent an opportunity to object to such filing if the filing does not name the Placement Agent or does not relate to a Placement or other transaction contemplated hereunder), or (B) the Company has been advised by legal counsel that a failure to do so could result in a violation of applicable securities laws, and the Company will furnish to the Placement Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(2)                Notice of Commission Stop Orders. The Company will advise the Placement Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction, of the loss or suspension of any exemption from any such qualification, of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(3)                Delivery of Registration Statement and Prospectus. Except to the extent such documents have been publicly filed with the Commission pursuant to EDGAR, the Company will furnish to the Placement Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case, as soon as reasonably practicable and in such quantities and at such locations as the Placement Agent may from time to time reasonably request.

(4)                Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement together with the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made, or if it shall be necessary at any such time to amend the Registration Statement together with the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Placement Agent to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and the Prospectus comply with such requirements (at the expense of the Company), and the Company will furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus relating to the Securities that was not superseded or modified or included, includes or would include an untrue statement of a material fact or together with the Prospectus omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Placement Agent to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission (at the expense of the Company).

(5)                Blue Sky and Other Qualifications. The Company shall take or cause to be taken, in cooperation with the Placement Agent, all necessary action to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement). The Company shall promptly advise the Placement Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(6)                Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement covering a 12-month period in satisfaction of, and to provide to the Placement Agent the benefits contemplated by, Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

(7)                Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(8)                Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Placement Agent under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause and maintain the listing of the Placement Securities on NYSE.

(9)                Filings with NYSE. The Company will timely seek to file with NYSE all material documents and notices required by NYSE of companies that have securities traded on NYSE.

(10)              Reporting Requirements. The Company, during any period when the Prospectus relating to the Placement Securities is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and file all documents and reports required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act (taking into account any extensions available thereunder).

(11)             Internal Controls. The Company and its subsidiaries will maintain such controls and other procedures, including without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(12)             Notice of Other Sales. During the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, the Company shall provide the Placement Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of restricted stock, Common Stock, options to purchase Common Stock, or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan or direct stock purchase plan that the Company has in effect or may adopt from time to time, provided the implementation of such new plan is disclosed to the Placement Agent in advance, or (iv) the issuance of Common Stock upon the exercise of any outstanding security of the Company convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided further that such notice shall not be required if such information has been filed or furnished on EDGAR or has otherwise been publicly disclosed in advance of such offer, contract, sale, grant or other disposal.

(13)              Restrictions on Future Sales. During the term of this Agreement, the Company will not offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of Common Stock (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, or permit the registration under the Securities Act of any Common Stock, such securities, options or rights, except for: (i) the registration of the Securities and the sales through the Placement Agent pursuant to this Agreement, (ii) sales of shares through any dividend reinvestment and stock purchase plan of the Company, (iii) sales of shares of restricted stock, restricted stock units and options granted pursuant to employee benefit plans existing as of the date hereof, and the Common Stock issuable upon the exercise of such outstanding options or vesting of such restricted stock units, and (iv) the issuance of shares pursuant to the exercise of warrants, in the case of each of (ii), (iii) and (iv), without giving the Placement Agent at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale, so as to permit the Placement Agent to suspend activity under this Agreement for such period of time as requested by the Company.

(14)             Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Placement Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Placement Agent pursuant to this Agreement during such fiscal quarter.

(15)              Disclosure of Sales. The Company agrees that it will disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of Placement Securities sold through the Placement Agent during the most recent fiscal quarter, the Net Proceeds to the Company and the compensation paid or payable by the Company to the Placement Agent with respect to such Placement Securities.

(16)             Representation Dates; Certificate. On or prior to the date of the first Placement Notice, and thereafter during the term of the agreement, each time the Company:

(i)                files an amendment or supplement the Registration Statement or the Prospectus relating to the Placement Securities (other than amendments or supplements that are filed solely to report sales of the Placement Securities pursuant to this Agreement) by means of a post-effective amendment, sticker, or supplement but, except as set forth in clauses (ii), (iii) and (iv) below, not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii)                files an annual report on Form 10-K under the Exchange Act;

(iii)               files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv)              files a report on Form 8-K containing amended financial information (other than an earnings release or to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”);

the Company shall furnish the Placement Agent (but in the case of clause (iv) above only if the Placement Agent determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit F, dated as of such date; provided, however, the requirement to provide a certificate under this Section 7(a)(16) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the date the Company delivers a Placement Notice hereunder (which for such date shall be considered a Representation Date).

Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following a Representation Date when the Company relied on such waiver and did not provide the Placement Agent with a certificate under this Section 7(a)(16), opinions under Section 7(a)(17), a comfort letter under Section 7(a)(18), and a certificate(s) under Section 7(a)(19), then before the Placement Agent sells any Securities pursuant to Section 3, the Company shall cause such certificates, opinions, comfort letter, and documents that would be delivered on a Representation Date to be delivered.

(17)             Legal Opinions. Prior to the date of the first Placement Notice, and thereafter during the term of this Agreement, on each Representation Date for which no waiver is applicable, the Company shall cause to be furnished to the Placement Agent a written opinion and negative assurance letter of Alston & Bird LLP, counsel to the Company (“Company Corporate Counsel”), or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E. The Placement Agent shall cause to be furnished to itself a written opinion of Troutman Pepper Locke LLP, counsel to the Placement Agent (“Counsel to the Placement Agent”), or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent, dated the date that the letter is required to be delivered.

(18)             Comfort Letter. Prior to the date of the first Placement Notice, and thereafter during the term of this Agreement, on each Representation Date for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Prospectus) to furnish the Placement Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance reasonably satisfactory to the Placement Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(19)              Chief Financial Officer’s Certificate. Prior to the date of the first Placement Notice, and thereafter during the term of this Agreement, on each Representation Date for which no waiver is applicable, the Company shall provide the Placement Agent with a certificate, in the form attached hereto as Exhibit G, dated the date of such certificate is required to be delivered and addressed to the Placement Agent, of its chief financial officer with respect to certain financial data contained in the Prospectus, providing “management comfort” with respect to such information.

(20)              Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to cause, result in or constitute, (A) the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (B) a violation of Regulation M, or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Placement Agent; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act, including but not limited to purchases pursuant to a Rule 10b5-1 plan. The Company shall not invest in futures contracts, options on futures contracts or options on commodities, unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended (the “Commodity Act”), or otherwise complies with the Commodity Act. The Company will not engage in any activities bearing on the Commodity Act, unless such activities are exempt from the Commodity Act or otherwise comply with the Commodity Act.

(21)              No Other Broker. The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

Section 8.                    Payment of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses (including stock or transfer taxes and stamp or similar duties allocated to the respective transferees) incurred in connection with the registration, issue, sale and delivery of the Securities, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, the Prospectus and any amendment thereof or supplement thereto, and the producing, word-processing, printing, delivery, and shipping of this Agreement and other sales documents, offering documents or closing documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions) and including the cost to furnish copies of each thereof to the Placement Agent, (iii) all filing fees, (iv) all reasonable and documented fees and disbursements of the Placement Agent’s counsel incurred in connection with the qualification of the Securities for offering and sale by the Placement Agent or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Placement Agent shall designate, (v) the fees and expenses of any transfer agent or registrar, (vi) the filing fees and reasonable and documented fees and disbursements of the Placement Agent’s counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities, (vii) listing fees, if any, (viii) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Securities, and (ix) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. In addition to (iv) and (vi) above, the Company shall reimburse the Placement Agent for its out-of-pocket expenses, including reasonable fees and disbursements of the Placement Agent’s counsel incurred by Placement Agent in connection with this Agreement, the Registration Statement, the Prospectus, and the Prospectus Supplement; provided that such fees and disbursements shall not exceed: (A) $125,000 for services and disbursements through the date of the filing of the initial Prospectus Supplement pursuant to this Agreement, (B) $25,000 in connection with each Representation Date involving the filing of a Form 10-K (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K) on which the Company is required to provide a certificate pursuant to Section 7(a)(16), and (C) $15,000 for each other Representation Date on which the Company is required to provide a certificate pursuant to Section 7(a)(16).

Section 9.                    Conditions of the Placement Agent’s Obligations. The obligations of the Placement Agent hereunder with respect to a Placement will be subject to (i) the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, as of the date of this Agreement, each Representation Date, each Notice Date, each Applicable Time and each Settlement Date (in each case, as if made at such date), (ii) the performance by each of the Company and the Bank of its covenants and other obligations hereunder, and (iii) the following further conditions:

(a)                 Opinion and Negative Assurance of Company Corporate Counsel and Counsel to the Placement Agent. In accordance with the provisions in Section 7(a)(17), the Company shall furnish to the Placement Agent the opinion letter and negative assurance letter on or before the date on which such delivery of such letters are required pursuant to Section 7(a)(17), each addressed to the Placement Agent, of (i) Company Corporate Counsel, or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E; and (ii) Counsel to the Placement Agent, or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent dated the date that the letter is required to be delivered.

(b)                Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall be effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(c)                 No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, and any Issuer Free Writing Prospectus (when read together with the Prospectus), it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)              No Misstatement or Material Omission. The Placement Agent shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Placement Agent’s reasonable opinion is material, or omits to state a fact that in the Placement Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e)                 Material Changes. Except as disclosed in the Prospectus, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which, in any such case described above, in the Placement Agent’s judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

(f)                Representation Certificate. The Placement Agent shall have received the certificate required to be delivered pursuant to Section 7(a)(16) on or before the date on which delivery of such certificate is required pursuant to Section 7(a)(16).

(g)                Accountant’s Comfort Letter. The Placement Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(a)(18) on or before the date on which such delivery of such opinion is required pursuant to Section 7(a)(18).

(h)               Chief Financial Officer’s Certificate. The Placement Agent shall have received the certificate required to be delivered pursuant Section 7(a)(19) on or before the date on which such delivery of such opinion is required pursuant to Section 7(a)(19).

(i)                No Objection by FINRA. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(j)                Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(a)(16), counsel for the Placement Agent shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k)                Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(l)                Recognition of the U.S. Special Resolution Regimes. (i) In the event that the Placement Agent is a Covered Entity such that it becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Placement Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (ii) In the event that the Placement Agent is a Covered Entity such that it or a BHC Act Affiliate of the Placement Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Placement Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 9:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

All opinions, certificates, letters and other documents described in this Section 9 will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Placement Agent and the Placement Agent’s counsel. The Company will furnish the Placement Agent with such conformed copies of such opinions, certificates, letters and other documents as the Placement Agent shall reasonably request.

Section 10.                  Indemnity and Contribution by the Company and the Placement Agent.

(a)                 Indemnification by the Company and the Bank. The Company and the Bank, jointly and severally, agree to indemnify, defend and hold harmless the Placement Agent, its affiliates, directors, officers and employees, and any person who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Placement Agent or any controlling person may incur under the Securities Act, the Exchange Act or otherwise (including in settlement of any litigation), insofar as such loss, expense, liability, damage or claim (or actions in respect thereof) arises out of or is based upon, in whole or in part:

(1)                any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), and any other information deemed to be part of the Registration Statement at the time of effectiveness, and at any subsequent time pursuant to the Securities Act or the Exchange Act, and the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or any road show as defined in Rule 433(h) under the Securities Act, or any omission or alleged omission to state a material fact required to be stated therein, or necessary to make the statements made therein not misleading;

(2)                any inaccuracy in the representations and warranties of the Company and the Bank contained herein;

(3)                any investigation or proceeding by any governmental authority, commenced or threatened (whether or not the Placement Agent is a target of or party to such investigation or proceeding); or

(4)                any failure of the Company or the Bank to perform its respective obligations hereunder or under law;

and will reimburse the Placement Agent for any reasonable and documented legal or other expenses incurred by it in connection with investigating or defending against such loss, expense, liability, damage or claim; provided, however, the Company and the Bank shall not be liable in the case of each of clauses (1) through (4), insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus, or any such amendment or supplement or necessary to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, in each such case, made in reliance upon and in conformity with information relating to the Placement Agent and furnished in writing by the Placement Agent to the Company expressly stating that such information is intended for inclusion in any document described in clause (a)(1) above.

(b)                Indemnification by the Placement Agent. The Placement Agent agrees to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, any person who controls the within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise (including in settlement of any litigation), insofar as such loss, expense, liability, damage or claim arises out of or is based upon, in whole or in part: (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), and any other information deemed to be part of the Registration Statement at the time of effectiveness, and at any subsequent time pursuant to the Securities Act or the Exchange Act, and the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus, any road show as defined in Rule 433(h) under the Securities Act, (2) any omission or alleged omission to state a material fact required to be stated therein, or necessary to make the statements made therein not misleading, (3) any omission or alleged omission from any such Issuer Free Writing Prospectus or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (4) any failure of the Placement Agent to perform its respective obligations hereunder or under law; provided, however, the Placement Agent shall only be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, the Prospectus, or any such amendment or supplement thereto, in reliance upon and in conformity with information relating to the Placement Agent furnished in writing by the Placement Agent to the Company expressly stating that such information is intended for use in the Registration Statement (or any amendment thereto), the Issuer Free Writing Prospectus (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that the Placement Agent may otherwise have.

(c)                 Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the indemnified party, it is advisable for the indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ a single counsel to represent the indemnified party, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred (in accordance with the provisions of the second paragraph in subsection (a) above).

The indemnifying party under this Section 10 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 10, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                Contribution. If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Placement Agent, on the other hand, each from the offering of the Securities, or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the Securities (after underwriting discounts and commissions but before deducting the expenses described in Section 8) received by each of them and benefits received by the Placement Agent shall be deemed to be equal to the underwriting discounts and commissions received by the Placement Agent. The relative fault of the Company and of the Placement Agent shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Placement Agent and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Subject to the limitations set forth in Sections 10(a) and 10(b) hereof, the amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action unless such settlement includes an unconditional release of the indemnified party from all liability and does not include any admission of fault or wrongdoing.

(e)                 The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) and, if applicable, clause (ii) of subsection (d) above. Notwithstanding the provisions of this Section 10, the Placement Agent shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by the Placement Agent and the liability of the Company pursuant to this Section 10 shall not exceed the total net proceeds (after underwriting discounts and commissions but before deducting the expenses described in Section 8) received by the Company in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                  The provisions of this Section shall not affect any agreement among the Company and the Placement Agent with respect to indemnification.

Section 11.                  Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or controlling person, or by or on behalf of the Company or the Bank, and shall survive delivery of the Securities to the Placement Agent.

Section 12.                  Termination of Agreement.

(a)                 Termination; General. Either party may terminate this Agreement by written notice to the other party, as hereinafter specified pursuant to this Section 12 at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Placement Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities or (iii) if trading in the Common Stock has been suspended or materially limited by the Commission or NYSE, or if trading generally on NASDAQ, NYSE MKT or NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                Termination by the Company. The Company shall have the right, by giving ten (10) days’ written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Securities in its sole discretion at any time and, upon such termination, any outstanding Placement Notices shall also be terminated. Any such termination shall be without liability of either party to any other party except that (i) with respect to any pending sale, through the Placement Agent for the Company, the obligations of the Company, including in respect of compensation of the Placement Agent, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Section 8, Section 10 and Section 11 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)                 Termination by the Placement Agent. The Placement Agent shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Securities in its sole discretion at any time and, upon such termination, any outstanding Placement Notices shall also be terminated. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Placement Agent for the Company, the obligations of the Company, including in respect of compensation of the Placement Agent, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Section 8, Section 10 and Section 11 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)                Automatic Termination. Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through the Placement Agent on the terms and subject to the conditions set forth herein.

(e)                 Default by the Company. If the Company shall fail at any Settlement Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Placement Agent or, except as provided in Section 8 hereof, any non-defaulting party. No action taken pursuant to this Section 12(e) shall relieve the Company from liability, if any, in respect of such default, and the Company shall (A) hold the Placement Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Placement Agent any commission to which it would otherwise be entitled absent such default.

(f)                  Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), (d) or (e) above or otherwise by mutual agreement of the parties.

(g)                Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Placement Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, the Placement Securities shall settle in accordance with the provisions of this Agreement.

(h)                Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 8, Section 10, Section 11, Section 16 and Section 20 hereof shall survive such termination and remain in full force and effect.

Section 13.                  Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agent shall be directed, as applicable, to Piper Sandler & Co., 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401, Attention: Equity Capital Markets, with a copy to Piper Sandler General Counsel at 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401 and legalcapmarkets@psc.com, with a copy to Troutman Pepper Locke LLP, 600 Peachtree Street NE, Suite 3000, Atlanta, Georgia 30308, Attention: David W. Ghegan, and notices to the Company and the Bank shall be directed to it at the offices of the Company at 115 South Grant Street, Fitzgerald, Georgia 31750, Attention: T. Heath Fountain, Chief Executive Officer, with a copy to Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309, Attention: Mark Kanaly.

Section 14.                  Parties. This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agent, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agent, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Placement Agent shall be deemed to be a successor by reason merely of such purchase.

Section 15.                  Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

Section 16.                  Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.                  The Submission to Jurisdiction, Etc. Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts sitting in the Borough of Manhattan, City of New York, in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 18.                  Construction. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Section 19.                  Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Placement Agent or is acting under advice of counsel in order to comply with applicable securities laws, and the Placement Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Placement Agent or by the Company, as the case may be, is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

Section 20.                  Absence of Fiduciary Relationship. Each of the Company and the Bank, having been advised by counsel, acknowledges and agrees that:

(a)                 The Placement Agent is acting solely as agent in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or the Bank or any of the Company’s or the Bank’s affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Placement Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Placement Agent has advised or is advising the Company or the Bank on other matters, and the Placement Agent has no obligation to the Company or the Bank with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)                Nothing herein shall constitute the Placement Agent as an unincorporated association or partner with the Company or the Bank;

(c)                 the public offering price of the Securities was not established by the Placement Agent; it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)                the Placement Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and has consulted its legal, accounting, regulatory and tax advisors to the extent the Placement Agent has deemed appropriate;

(e)                 it is aware that the Placement Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Bank and the Placement Agent has no obligation to disclose such interests and transactions to the Company or the Bank by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f)                  it waives, to the fullest extent permitted by law, any claims it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or the Bank or any of its employees or creditors.

Section 21.                  Counterparts and Electronic Signature. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile or electronic mail (including, without limitation, “pdf”, “tif” or “jpg”) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The parties may execute this Agreement by way of digital signature and agree that this Agreement, including any digital signature, may be delivered, communicated, received and stored by electronic means and that an electronic record of same shall be deemed to have the same legal effect as an ink-signed executed copy of this Agreement for all purposes.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Placement Agent and the Company in accordance with its terms.

Very truly yours,

COLONY BANKCORP, INC.

By:	/s/ T. Heath Fountain
Name: T. Heath Fountain
Title: Chief Executive Officer

COLONY BANK

By:	/s/ T. Heath Fountain
Name: T. Heath Fountain
Title: Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

PIPER SANDLER & CO.

By:	/s/Connor Leahey
Name: Connor Leahey
Title: Director

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[●]

Cc:	[●]

To:	[●]

Date:	[●]

Subject: Equity Distribution — Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Colony Bankcorp, Inc. (the “Company”), Colony Bank and Piper Sandler & Co. (the “Placement Agent”) dated [●], 2025 (the “Agreement”), I hereby request on behalf of the Company that Placement Agent sell up to [●] shares of the Company’s Common Stock, par value $1.00 per share (the “Securities”), at a minimum market price of $[●] per share, beginning on [the date hereof] and ending on [insert end date] [such date in the future as notified in writing (including by email) by the Company].

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SECURITIES MAY NOT BE SOLD ON, THE MAXIMUM NUMBER OF SECURITIES THAT MAY BE SOLD ON ANY SINGLE DAY, AND/OR THE MANNER IN WHICH SALES ARE TO BE MADE BY THE PLACEMENT AGENT]

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EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

Piper Sandler & Co.

Connor Leahey

(***)

Neil A. Riley

(***)

Michael W. Bassett

(***)

Connor N. Anderson

(***)

Mark Cieciura

(***)

Jay A. Hershey

(***)

Colony Bankcorp, Inc.

T. Heath Fountain

(***)

Derek Shelnutt

(***)

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EXHIBIT C

ISSUER FREE WRITING PROSPECTUSES

None.

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EXHIBIT D

COMPENSATION

The Placement Agent shall be paid compensation of up to:

3.0% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement payable in cash (“Sales Commission”); provided, that the combined Sales Commission and reimbursement of the Placement Agent for its out-of-pocket expenses pursuant to Section 8 shall not exceed 8.0% of the gross proceeds from the sales of Securities.

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EXHIBIT E

Form of Opinion of Company Corporate Counsel

1.                 The Company is a Georgia corporation validly existing and in good standing under the laws of the State of Georgia. Each of the Company and the Bank has the power and authority to conduct its business and own, lease and operate its properties as described in the Prospectus and to enter into and perform its obligations under the Equity Distribution Agreement.

2.                Each of the Company and the Bank is duly qualified to do business as a foreign corporation or bank, as applicable, and is in good standing to do business in the jurisdictions set forth on Schedule B attached hereto.

3.                The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended.

4.                The Bank is a Georgia state-chartered member bank validly existing and in good standing under the laws of the State of Georgia.

5.                The Bank is an insured depository institution under the Federal Deposit Insurance Act.

6.                The statements in the Registration Statement and the Prospectus under the caption “Description of Capital Stock” insofar as they purport to describe or summarize certain provisions of the Securities are accurate summaries or descriptions in all material respects.

7.                The Securities have been duly authorized and, when issued and delivered by the Company in accordance with the terms of the Equity Distribution Agreement against receipt by the Company of the agreed upon purchase price therefore, will be validly issued, fully paid and non-assessable.

8.                To our knowledge, all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued.

9.               The Equity Distribution Agreement has been duly and validly authorized, executed and delivered by the Company and the Bank.

10.              To our knowledge, except as disclosed in the Prospectus, there are no persons with registration rights, preemptive rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

11.              The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act.

12.              No authorization, consent or order of, approval by, notice to, or filing with any court or governmental authority or agency or, to our knowledge, any other entity is required to be made or obtained by the Company in connection with the offering, issuance or sale of the Securities by the Company, except for authorizations, consents, orders, approvals, notices and filings that have been received, obtained or made prior to the date hereof; provided, however, that we do not express any opinion as to any necessary qualification under the state securities or “blue sky” laws of the various jurisdictions in which the Securities are being offered by the Placement Agent or any approval of the underwriting terms and arrangements relating to the offering of the Securities by the Financial Industry Regulatory Authority, Inc.

13.              The execution and delivery of the Equity Distribution Agreement, and the Company’s sale of the Securities thereunder, do not, and if the Company were now to perform its other obligations under the Equity Distribution Agreement, such performance would not, result in any:

a.                    violation of the Company’s articles of incorporation, the Company’s bylaws, the Bank’s articles of incorporation or the Bank’s bylaws;

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b.                   violation of any existing federal or state constitution, statute, regulation, rule, order, or law which, based upon our experience, we know to be applicable to the Company or its assets or to the Bank or its assets (except for state or foreign securities laws, as to which we express no opinion);

c.                    breach of or default under any agreements or other documents filed as exhibits pursuant to subsections 1, 2, or 4 of Item 601 of Regulation S-K to the Registration Statement or subsection 10 of Item 601 of Regulation S-K to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, or Current Reports on Form 8-K since the date of such Annual Report, to which the Company or a Significant Subsidiary is a party or by which the Company, a Significant Subsidiary, or their respective assets are bound, or a breach of or default under provisions in such agreements or documents giving preemptive rights to holders of Common Stock;

d.                   creation or imposition of a contractual lien or security interest in, on or against the Company’s assets under any agreements or documents specified in clause (c) above; or

e.                    violation of any judicial or administrative decree, writ, judgment, or order to which, to our knowledge, the Company or its respective assets are subject.

14.                The Registration Statement is effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated, pending, or threatened by the Commission. The Prospectus has been filed with the Commission within the time period required by Rule 424 under the Securities Act.

15.                The Registration Statement, at the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to the Placement Agent, and the Prospectus, as of its date and the time of first use within the meaning of the Securities Act (and other than the financial statements, notes and schedules, and other financial information included or incorporated by reference therein, as to which we express no opinion), complied as to form in all material respects with the requirements of the Securities Act.

16.                The documents (other than the financial statements, notes and schedules, and other financial information included therein, as to which we express no opinion) incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended.

17.                To our knowledge, there are no legal or governmental proceedings pending or threatened against the Company or a Significant Subsidiary which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein.

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EXHIBIT F

COLONY BANKCORP, INC.

FORM OF OFFICERS’ CERTIFICATE

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Colony Bankcorp, Inc., a Georgia corporation (the “Company”), the holding company for Colony Bank (the “Bank”), pursuant to Section 7(a)(17) of the Equity Distribution Agreement, dated as of November 3, 2025 (the “Equity Distribution Agreement”), by and between the Company, the Bank and Piper Sandler & Co. (the “Placement Agent”), hereby certify that they are authorized to execute this Officers’ Certificate in the name and on behalf of the Company and the Bank. Each of the undersigned also hereby certifies, in his capacity as an officer of the Company, that:

(i)            the representations and warranties of the Company and the Bank in the Equity Distribution Agreement are true and correct as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date;

(ii)           each of the Company and the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Equity Distribution Agreement at or prior to the date hereof;

(iii)           no stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for the Registration Statement, nor suspending or preventing the use of the base prospectus, the Prospectus or any Permitted Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of the Company’s and the Bank’s knowledge and after reasonable investigation, are contemplated by the Commission or any state or regulatory body;

(iv)          the Securities that are the subject of a Placement Notice have been duly and validly authorized by the Company, and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been validly and sufficiently taken;

(v)           subsequent to the date of the most recent financial statements incorporated by reference in the Prospectus (and any amendments thereof or supplements thereto), there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus;

(vi)          the signers of this certificate have carefully examined the Registration Statement, the base prospectus, the Prospectus and any Permitted Free Writing Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the base prospectus, the Prospectus and any Permitted Free Writing Prospectus),

(A)                  each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the time of first use within the meaning of the Securities Act, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the time of first use within the meaning of the Securities Act, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

(B)                  at no time during the period that begins on the earlier of the date of such base prospectus, Prospectus, or Permitted Free Writing Prospectus and the date such base prospectus, Prospectus, or Permitted Free Writing Prospectus was filed with the Commission and ends on the date of this certificate did such base prospectus, Prospectus, or Permitted Free Writing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(C)                  since the date of the Equity Distribution Agreement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the base prospectus, the Prospectus or any Permitted Free Writing Prospectus that has not been so filed,

(D)                  except as stated in the Prospectus or any Permitted Free Writing Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the base prospectus, the Prospectus, and any Permitted Free Writing Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding Common Stock due to sales of Shares pursuant to the Equity Distribution Agreement and the issuance of shares of Common Stock upon the exercise of equity awards or warrants), or any material change in the short term or long term debt, or any Material Adverse Effect or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, and

(E)                   except as stated in the base prospectus, the Prospectus, and any Permitted Free Writing Prospectus, there is not pending, or, to the knowledge of the Company and the Bank, threatened or contemplated, any action, suit or proceeding to which the Company or the Bank is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in a Material Adverse Effect.

Each of Alston & Bird LLP, counsel to the Company, and Troutman Pepper Locke LLP, counsel to the Placement Agent, is entitled to rely upon this certificate in connection with any opinions given by such firms pursuant to Section 7(a)(18) of the Equity Distribution Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreement.

[Signature page follows]

IN WITNESS HEREOF, we have hereunto set our hands as of the date first written above.

By:
Name: T. Heath Fountain
Title: Chief Executive Officer

By:
Name: Derek Shelnutt
Title: Executive Vice President and Chief Financial Officer

EXHIBIT G

COLONY BANKCORP, INC.

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

The undersigned, the Chief Financial Officer of Colony Bankcorp, Inc., a Georgia corporation (the “Company”), the holding company for Colony Bank (the “Bank”), pursuant to Section 7(a)(20) of the Equity Distribution Agreement, dated as of November 3, 2025, (the “Equity Distribution Agreement”), by and between the Company, the Bank and Piper Sandler & Co. (the “Placement Agent”), hereby certifies on behalf of the Company as follows:

(i)	I am the duly elected, qualified and acting Chief Financial Officer of the Company, and I am providing this certificate based on my examination of the internal accounting books and records of the Company and its subsidiaries.

(ii)	I am authorized to execute this certificate in the name and on behalf of the Company.

(iii)	I am knowledgeable with respect to the internal accounting records and internal accounting practices, policies, procedures and controls of the Company and its subsidiaries and have responsibility for financial and accounting matters with respect to the Company and its subsidiaries, including, among other things: (i) preparing quarterly and annual financial statements and related disclosures for the Company in conformity with generally accepted accounting principles in the United States and (ii) maintaining adequate internal control over financial reporting.

(iv)	I have read and am familiar with, and been actively involved in the preparation of the disclosure, financial and other data (including the financial statements) of the Company included and incorporated by reference in the Registration Statement and Prospectus Supplement.

(v)	I have overseen the preparation of and reviewed the disclosure, financial and other data circles identified with the letter “A” on the attached Schedule I included and incorporated by reference in the Registration Statement and Prospectus Supplement (collectively, the “Circled Information”), and to the best of my knowledge and belief, such Circled Information, as of the date hereof, (i) matches or is accurately derived from the applicable internal accounting or financial records of the Company, (ii) was prepared in good faith by the Company, (iii) fairly presents in all material respects the matters which it purports to present for the periods indicated and (iv) is true and complete in all material respects.

(vi)	I have overseen the preparation of and reviewed the disclosure, financial and other data circles identified with the letter “B” on the attached Schedule I included and incorporated by reference in the Registration Statement and Prospectus Supplement (collectively, the “Additional Circled Information”), and to the best of my knowledge and belief, such Additional Circled Information, as of the date hereof, and assuming the applicable internal accounting or financial records of Colony Bankcorp, Inc. (“TCBC”) previously provided by TCBC to the Company (collectively, the “TCBC Financial Information”) are true, complete and accurate in all material respects, (a) is accurately derived from the TCBC Financial Information, (b) was prepared in good faith by the Company, (c) fairly presents in all material respects the matters which it purports to present for the periods indicated and (d) is true and complete in all material respects.

(vii)	In connection with the preparation of and review of the Circled Information on Schedule I, I have made such review and inquiries as I have deemed necessary to confirm the accuracy and completeness of such disclosure, financial and other data. In the course of such reviews and inquiries, nothing has come to my attention that has caused me to believe that the Circled Information is not accurately derived from the Company’s accounting books and, records, or that such Circled Information does not fairly and accurately state the information presented therein.

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This certificate is being furnished to the Placement Agent to assist in conducting and documenting its investigation of the Company in connection with the at-the-market offering of the Securities. Each of Alston & Bird LLP, counsel to the Company, and Troutman Pepper Locke LLP, counsel to the Placement Agent, is entitled to rely on this certificate in connection with the opinions that each firm is rendering pursuant to Section 7(a)(18) of the Equity Distribution Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreement.

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IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

By:
Name: Derek Shelnutt
Title: Executive Vice President and Chief Financial Officer

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